                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                 Current Report pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):  November 22, 1994

                             BRE PROPERTIES, INC.
- - -------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          Delaware                                          94-1722214
- - --------------------------------                -------------------------------
(STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER IDENTIFICATION
 INCORPORATION OR ORGANIZATION)                  NUMBER)


   One Montgomery Street
   Telesis Tower, Suite 2500
   San Francisco, California                                   94104-5525
- - --------------------------------                -------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE                              (ZIP CODE)
 OFFICES)

                               (415) 445-6530
- - -------------------------------------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2         ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITION OF TUCSON APARTMENTS

BRE Properties, Inc. ("BRE" or "the company") has entered into an Agreement for Purchase and Sale of Real Property, Loan Agreement and Joint Escrow Instructions to acquire 1,301 units in seven apartment communities in Tucson, Arizona ("Tucson Apartments"). The sellers are affiliates of The Schomac Group ("Schomac"), a privately held apartment and self-storage developer headquartered in Tucson which is not affiliated with BRE. In connection with the purchase, the company has agreed, subject to satisfaction of certain conditions, to provide $3,000,000 in loans to entities affiliated with the seller.

The purchase price is $51,637,000, subject to $28,160,000 of first mortgage financing on six of the properties. Accordingly, BRE's cash portion of the purchase price is approximately $23,477,000. The following summarizes the seven apartment communities:


                       Number                                        Interest
Name                  of Units   Purchase Price   Mortgage Payable     Rate
- - -------------------  ----------  --------------   ----------------  -----------
Camino Seco Village     168         $ 6,675,000        $ 4,295,000     8.00%
Casas Lindas            144           7,557,000                 --      -
Colonia del Rio         176           8,866,000          5,349,000     8.00
Fountain Plaza          197           4,534,000          3,168,000     8.00
Hacienda del Rio        248           9,295,000          5,684,000     6.85
Oracle Village          144           6,045,000          4,250,000     7.88
Spring Hill             224           8,665,000          5,414,000     8.00
                      -----        ------------       ------------
                      1,301        $ 51,637,000       $ 28,160,000
                      -----        ------------       ------------
                      -----        ------------       ------------

MATERIAL FACTORS CONSIDERED BY THE REGISTRANT

Prior to acquiring the Tucson Apartments, BRE considered general regional and local economic conditions, as well as the Tucson apartment market and the Tucson Apartments' competitive posture within that market.

Arizona Overview

Between 1980 and 1989, Arizona's population grew 43.4% compared with a national growth of 9.6%. Averaging increases of 2.2% over the past five years, the population of Arizona exceeded 4 million for the first time at the end of 1993. Despite its reputation as a retirement center, Arizona's population is slightly younger than the national average, or 32.2 years compared with 32.9 years.

The reasons cited for Arizona's growth include affordable housing, a strong university system and high quality of life. Businesses favor Arizona because of low labor costs, a well educated work force and the low cost of land and factory space. The state provides a major transportation hub for the southwest with international air connections, cross country rail lines and inter-city trucking operations. Employers consider Arizona to have a positive business climate, an improving economy and a stable political environment. The state has been somewhat generous in granting tax incentives to companies to encourage the location of facilities there. Arizona is also a "right to work" state.

The Arizona Department of Economic Security (DES) presents employment growth rates for Arizona since 1985 as well as projections through 1995. Arizona has experienced employment gains in all recent years except 1991 when it was impacted most by the national recession. Even then, it posted a year of growth. Arizona's economy showed considerable improvement in 1993 over 1991 and 1992. Non-farm wage and salary employment grew by more than 54,000 or 3.6%. With the exception of mining, all eight of the state's major industry groups showed employment gains, with healthy increases reported in construction. In addition, throughout 1993, the state's seasonally adjusted unemployment rate declined steadily, dropping from 7.7% in January to 5.7% in December. Unemployment averaged 6.2% for the year, 1.2% lower than 1992's average. By comparison, the national economy showed modest improvement over the same period, reporting an average 6.8% unemployment rate and 1.5% employment growth. In March of this year, unemployment in Arizona was 5.5% compared with 6.5% nationally.

The DES two-year forecast calls for Arizona's economy to create 63,000 jobs in 1994 and 67,500 in 1995, representing a 4% increase each year. All eight of the major industry groups are expected by DES to add jobs in these years, with construction leading the way.

Arizona's construction industry continues to gain momentum. In 1992, construction employment increased by 3.2% or by 2,500 jobs, after five prior years of losses. In 1993, construction employment increased by 11.2%, or nearly 9,000 jobs. The DES forecast calls for continued strength, with 11,000 and 11,700 new jobs forecasted in 1994 and 1995, respectively. Single-family residential construction is expected to provide most of the gains although increasing demand for apartment, commercial and industrial property should also boost job growth. DES suggests that rises in interest rates as the Federal Reserve attempts to head off inflation will, at some point, slow this robust activity.

While certain of Arizona's manufacturing sectors, such as lumber and wood products, are improving because of increased construction, other manufacturing gains are expected on the high technology side. For 1994, DES predicts an increase of 2.2%, or 3,900 manufacturing jobs.

The University of Arizona predicts that population gains will increase in the short term. As economic opportunities improve locally and as homes become easier to sell in other parts of the country, migration inflow will improve as in prior expansions. It predicts that, after adding less than 90,000 persons last year, the number of new residents will surge to almost 125,000 per year by 1995. This represents nearly 3% population growth in 1995.

TUCSON

The City of Tucson, located in eastern Pima County about 65 miles north of the Mexican border, is the second largest city in Arizona. Incorporated Tucson covers a land area of 162 square miles (1993) within an urbanized area of over 400 square miles. Downtown Tucson lies at 2,490 feet above sea level in a desert valley surrounded by eight mountain ranges. The closest of these are the Santa Catalina Mountains to the north, rising to 9,200 feet, the Rincon Mountains to the west and the Santa Rita and Sierrita Mountains to the south. There is little history of recent seismic activity.

Population and Demographics

Pima County grew in population by 25.8% from 1980 to 1990, well above the national average of 10% for the period but below the 34.9% growth rate for the State of Arizona. During that time, Tucson grew by 22.6% while the growth rate for the unincorporated areas of the county grew by 28.3%. The City of Tucson grew from the 45th largest U. S. city to the 33rd largest by 1990.

The University of Arizona projects the population of Pima County to grow by 24,000 residents in 1994, or by approximately 3.4%.

Examples of major employers that have come to the Tucson area in the 1990s include American Airlines Reservation Center, American Home Furnishings, AT & T Directory Assistance Center, Cheetah Systems, ChipSoft, Confed Admin Services, Lockheed Aeromod, Southwest Airlines, Muscular Dystrophy Association, Quantas Airways Reservation Center, Quality Rubber Products, Rail Car America, Vanguard Automation and Weiser Locks.

Multi-family Residential Real Estate Market

The total Tucson multi-family residential inventory consisted of 84,637 units, or about 28% of the total housing stock, at March 31, 1994. The University of Arizona's "Metropolitan Tucson Land Use Study" reports 3.85 % vacancy for those units. RealData, Inc., which tracks properties of 40 units or more, reports an inventory of 54,196 units with a 3.35% vacancy at March 31, 1994.

Peak construction of multi-family properties was seen in the mid 1980s, as permit levels ranged from 5,525 to 8,289 units between 1983 and 1986. 37% of Tucson's entire apartment inventory was permitted during those four years. Not surprisingly, vacancy rates soared to almost 20% in 1988 as employment growth declined from its high in 1986 in a severely overbuilt market.

Apartment permit levels declined sharply from 1989 through 1993 due to high vacancy and the recession. This reduced construction coupled with the improving economy has resulted in the low marketwide vacancy rates reported today. Projected absorption in 1994 of over 2,500 units will drive vacancy rates even lower. The size and income levels of the Tucson market have resulted in the apartment supply generally being developed as a "B" quality market. Of 204 properties having 100 or more units, only 27 of these would be considered "A" quality by institutional investors.

The Tucson Apartments Being Acquired

As mentioned, there are seven properties containing 1,301 units. Fountain Plaza was built in 1975. The other six communities were built between 1983 and 1987. Spring Hill was built of reinforced concrete and steel. The other six properties consist of one, two and three story structures built of wood frame and stucco. They range in quality from "A" to "C" and from 144 to 250 units.

Project amenities include pools, spas, activities clubhouses and free covered parking. Except for Fountain Plaza and Hacienda del Rio, all units have washers and dryers.

BRE purchased Casas Lindas for $7,557,000 cash on August 18, 1994. The other six properties are subject to mortgage loans insured by governmental agencies. Four of the six (Camino Seco Village, Colonia del Rio, Oracle Village and Spring Hill) mortgages are insured by the Federal National Mortgage Association ("FNMA").

The other two (Fountain Plaza and Hacienda del Rio) are insured by the Department of Housing and Urban Development ("HUD"). Both FNMA and HUD require that each property be held in a single-asset entity, so BRE has established six wholly owned, single asset subsidiaries, all Delaware corporations, as follows:

                          BRE Camino Seco Village, Inc.
                            BRE Colonia del Rio, Inc.
                            BRE Fountain Plaza, Inc.
                           BRE Hacienda del Rio, Inc.
                            BRE Oracle Village, Inc.
                             BRE Spring Hill, Inc.

BRE will purchase each of the six properties as FNMA and HUD approve BRE's assumption of the related mortgage loans. Through the date of this report, BRE has completed the purchases of Colonia del Rio, Fountain Plaza, Oracle Village and Spring Hill.

With a weighted average interest rate of 7.75% on the $28,160,000 of mortgage loans, BRE expects to achieve positive leverage on this transaction, allowing a return on the equity portion of the investment of above 10%, an attractive return in this market for apartments. The per unit price of $39,690 compares very favorably with comparable sales in Tucson and represents an estimated 91% of the properties' current replacement value.

ESTIMATED EFFECT ON THE REGISTRANT'S FINANCIAL STATEMENT

The financial effect of the acquisition of the Tucson Apartments is expected to be positive during the first year of operations, with the Tucson Apartments increasing BRE's net income before depreciation expense by approximately $1,643,000 ($.15 per share). This amount is calculated as follows:

                                                                            Annual Results
                                                                            --------------
Purchase price                              $ 51,637,000 at 9.00% yield  =    $ 4,647,000
Less: Interest on mortgages payable           28,160,000 at 7.75% rate   =     (2,182,000)
    : Interest on short-term investments      23,477,000 at 3.50%        =       (822,000)
                                                                              -----------
                                                Income before depreciation    $ 1,643,000
                                                                              -----------
                                                                              -----------
                                                                 Per share           $.15
                                                                              -----------
                                                                              -----------

The 3.50% yield on short-term investments represents BRE's actual yield for the fiscal year ended July 31, 1994, consistent with information included in BRE's audited financial statements.

After reasonable inquiry, BRE is not aware of any material factors relating to the Tucson Apartments, other than those set forth above, that would cause the reported financial information not to be necessarily indicative of future operating results.

Item 7.        FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND
               EXHIBITS

     (a)       FINANCIAL STATEMENTS

     (a)(3) Auditors' report and combined financial statements for the following properties as of December 31, 1993 (audited):

               Camino Seco Village Apartments
               Casas Lindas Apartments
               Colonia del Rio Apartments
               Fountain Plaza Apartments
               Hacienda del Rio Apartments
               Oracle Village Apartments
               Spring Hill Apartments

     (b)       Pro forma financial information for the year ended July 31, 1994

     (c)       EXHIBITS

               (c)(2) Agreement for Purchase and Sale of Real Property, Loan Agreement and Joint Escrow Instructions between Registrant and the following limited partnerships:


Property Name                      Property Owner
- - -------------------------------    -----------------------------------
Camino Seco Village Apartments     Camino Seco Associates, L. P.
Casas Lindas Apartments            Tucson Casas Lindas, L. P.
Colonia del Rio Apartments         Colonia del Rio Investors, L. P.
Fountain Plaza Apartments          Fountain Plaza Partners, L. P.
Hacienda del Rio Apartments        Hacienda del Rio Associates, L. P.
Oracle Village Apartments          Rudasill Associates, L. P.
Spring Hill Apartments             Spring Hill Associates, L. P.




                    23.1 Consent of Kenneth Leventhal & Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                      BRE PROPERTIES, INC.
                                                      (Registrant)




Date: November 23, 1994       /s/ Howard E. Mason, Jr.
      -----------------       ---------------------------------------
                              Howard E. Mason, Jr.
                              Senior Vice President, Finance
                              (Principal Financial and Accounting Officer)



Date: November 23, 1994       /s/ Ellen G. Breslauer
      -----------------       ---------------------------------------
                              Ellen G. Breslauer
                              Secretary and Treasurer

                                INDEX TO EXHIBITS

EXHIBIT NO.         EXHIBIT

(2) Agreement for Purchase and Sale of Real Property, Loan Agreement and Joint Escrow Instructions between Registrant and the following partnerships:

          Property Name                      Property Owner
          ------------------------------     ----------------------------------
          Camino Seco Village Apartments     Camino Seco Associates, L. P.
          Casas Lindas Apartments            Tucson Casas Lindas, L. P.
          Colonia del Rio Apartments         Colonia del Rio Investors, L. P.
          Fountain Plaza Apartments          Fountain Plaza Partners, L. P.
          Hacienda del Rio Apartments        Hacienda del Rio Associates, L. P.
          Oracle Village Apartments          Rudasill Associates, L. P.
          Spring Hill Apartments             Spring Hill Associates, L. P.

    PRO FORMA CONDENSED STATEMENTS

BRE has entered into an agreement to purchase 1,301 units in seven apartment communities in Tucson, Arizona. The purchase price was $51,637,000, consisting of $23,477,000 in cash and the assumption of $28,160,000 of existing first mortgage financing on six of the properties, with a weighted average interest rate of 7.75%.

Set forth below are unaudited pro forma condensed statements of income of BRE Properties, Inc. for the year ended July 31, 1994, which give effect to the acquisition of the Tucson Apartments as if the acquisition had occurred on August 1, 1993. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma condensed statements of income are not necessarily indicative of the results of the company's operations that would have actually occurred had the acquisition taken place on the dates assumed, nor do such statements purport to indicate the future results of operations.

                    PRO FORMA CONDENSED STATEMENTS OF INCOME

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            Year ended July 31, 1994
                                            ---------------------------------------------------
                                                                Pro forma
                                             BRE Historical    Adjustments        BRE Pro forma
                                             --------------    -----------        -------------
Revenues
    Rental income                                 $ 51,374     $ 7,592  (A)            $ 58,966
    Other                                            2,205        (822) (B)               1,383
                                                  --------                             --------
                                                    53,579                               60,349
                                                  --------                             --------

Expenses
    Operating expense                               16,970       2,884  (A)              20,045
                                                                   191  (C)
    Interest expense                                 4,547       2,182  (D)               6,729
    Provision for depreciation and amortization      6,674       1,033  (E)               7,707
    General and administrative                       3,631                                3,631
                                                  --------                             --------
                                                    31,822                               38,112
                                                  --------                             --------

Income before gain on sales of investments          21,757                               22,237
Net gain on sales of investments                       548                                  548
                                                  --------                             --------
Net income                                        $ 22,305                             $ 22,785
                                                  --------                             --------
                                                  --------                             --------

Net income per share
Primary:
    Income before gain on sales of investments      $ 1.99                               $ 2.03
    Net gain on sales of investments                  0.05                                 0.05
                                                  --------                             --------
    Net income                                      $ 2.04                               $ 2.08
                                                  --------                             --------
                                                  --------                             --------

Fully diluted                                       $ 2.04                               $ 2.08
                                                  --------                             --------
                                                  --------                             --------

Weighted average shares outstanding                 10,933                               10,933
                                                  --------                             --------
                                                  --------                             --------

  (A) Reflects rental income and operating expenses as reported by Shomac for the period July 1, 1993 to June 30, 1994 (unaudited).

  (B) Reflects pro forma adjustments to interest income as if the cash investment ($23,477) had been made at the beginning of the period, using an interest rate of 3.5%, which was BRE's actual yield for the fiscal year ended July 31,1994.

  (C) In preparing the properties for sale, Schomac capitalized $762 for replacements and improvements with estimate useful lives greater than one year. These costs include, but are not limited to, roof replacements, floor coverings (carpet, tile and vinyl), interior and exterior painting, window coverings, appliances, tools, recreational equipment, refurbishments and the salaries, benefits and related burden of employees who installed or constructed them. BRE estimates that, under BRE's accounting policies, BRE would have expensed approximately 25% ($191) of these costs as part of annual repairs and maintenance.

  (D) Reflects pro forma interest expense as if the first mortgage loans ($28,160) had been outstanding for the entire period at the same terms as effective July 31, 1994.

  (E) Reflects depreciation based upon a cost basis to BRE of $41,310 for buildings and improvements, depreciated over 40 years.


                             PRO FORMA BALANCE SHEET


(DOLLARS IN THOUSANDS)                                                     As of July 31, 1994
                                                         -----------------------------------------------------
                                                                                Pro forma            BRE Pro
                                                         BRE Historical        Adjustments             forma
                                                         --------------        -----------          ----------
ASSETS
Equity investments in real estate                             $ 325,519         $ 51,637  (A)       $ 377,156
    Less: Accumulated depreciation and amortization             (41,264)                              (41,264)
                                                              ---------                             ---------
                                                                284,255                               335,892

Investments in limited partnerships                               1,109                                 1,109
                                                              ---------                             ---------
    Real estate portfolio                                       285,364                               337,001
Mortgage loans                                                    4,516                                 4,516
Allowance for possible losses                                    (1,000)                               (1,000)
                                                              ---------                             ---------
                                                                288,880                               340,517

Cash and short-term investments                                  28,938          (23,477) (B)           5,461
Other                                                             5,077                                 5,077
                                                              ---------                             ---------

    TOTAL ASSETS                                              $ 322,895                             $ 351,055
                                                              ---------                             ---------
                                                              ---------                             ---------

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and other liabilities                          $ 3,466                               $ 3,466
Mortgage loans payable                                           73,944            28,160 (C)         102,104
                                                              ---------                             ---------
    Total liabilities                                            77,410                               105,570
                                                              ---------                             ---------

Shareholders' equity:
Class A common stock                                                109                                   109
Additional paid-in capital                                      211,340                               211,340
Undistributed net realized gain on sales of properties           34,036                                34,036
                                                              ---------                             ---------
    Total shareholders' equity                                  245,485                               245,485
                                                              ---------                             ---------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $ 322,895                             $ 351,055
                                                              ---------                             ---------
                                                              ---------                             ---------


    (A) Reflects pro forma adjustments to equity investments in real estate as if the Tucson apartments ($51,637) had been purchased as of July 31, 1994.

    (B) Reflects pro forma cash and short-term investments as if the cash investment in the Tucson apartments ($23,477) had been made as of July 31, 1994.

    (C) Reflects pro forma mortgage loans payable as if the mortgage loans payable on the Tucson apartments ($28,160) had been assumed as of July 31, 1994.

                                   THE SCHOMAC
                                   MULTIFAMILY
                               HOUSING PROPERTIES

                              Combined Statement of
                             Gross Income and Direct
                               Operating Expenses

                       FOR THE YEAR ENDED DECEMBER 31, 1993

                                   THE SCHOMAC
                         MULTIFAMILY HOUSING PROPERTIES

                                TABLE OF CONTENTS



                                                                            Page
                                                                            ----

Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . .    1

Combined Statement of Gross Income and Direct Operating Expenses . . . . .    2

Notes to Combined Statement of Gross Income and Direct Operating
  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

Property Information:

        Schedule 1 - Camino Seco Village Apartments. . . . . . . . . . . .    5

        Schedule 2 - Casas Lindas Apartments . . . . . . . . . . . . . . .    6

        Schedule 3 - Colonia Del Rio Apartments. . . . . . . . . . . . . .    7

        Schedule 4 - Fountain Plaza Apartments . . . . . . . . . . . . . .    8

        Schedule 5 - Hacienda Del Rio Apartments . . . . . . . . . . . . .    9

        Schedule 6 - Oracle Village Apartments . . . . . . . . . . . . . .   10

        Schedule 7 - Spring Hill Apartments. . . . . . . . . . . . . . . .   11

[LOGO]
2425 East Camelback Road, Suite 300                           Kenneth Leventhal
Phoenix, Arizona 85016                                                & Company

Telephone  602.957.2000
Tucson     602.882.0022
Facsimile  602.957.8239

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
The Schomac Group, Inc.

We have audited the accompanying Combined Statement of Gross Income and Direct Operating Expenses of The Schomac Multifamily Properties listed in Note 1 (the "Properties"), for the year ended December 31, 1993 ("Combined Historical Summary"). This Combined Historical Summary is the responsibility of the Properties' management. Our responsibility is to express an opinion on this Combined Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Combined Historical Summary of the Properties referred to above presents fairly, in all material respects, the gross income and direct operating expenses on the basis described in Note 1, for the year ended December 31, 1993 in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the Combined Historical Summary taken as a whole. The individual property information included on Schedules 1 through 7 is presented for purposes of additional analysis and is not a required part of the Combined Historical Summary. Such information has been subjected to the auditing procedures applied in the audit of the Combined Historical Summary, and, in our opinion, is fairly stated in all material respects in relation to the Combined Historical Summary taken as a whole.

                                                     Kenneth Leventhal & Company

July 8, 1994

                                   THE SCHOMAC
                         MULTIFAMILY HOUSING PROPERTIES

        Combined Statement of Gross Income and Direct Operating Expenses

                      For the Year Ended December 31, 1993


Gross Income

  Rental income                                                    $  7,062,200
  Other income                                                          258,859
                                                                   ------------
                                                                      7,321,059
                                                                   ------------
Direct Operating Expenses:

  Salaries, benefits, and related burden                                787,572
  Utilities                                                             501,014
  Real estate taxes                                                     551,406
  Maintenance and repairs                                               301,419
  Management fees - Note 2                                              335,091
  Marketing                                                             185,707
  Property insurance                                                     49,601
  General and administrative                                             78,294
                                                                   ------------
                                                                      2,790,104
                                                                   ------------

Excess of Gross Income over Direct
  Operating Expenses                                               $  4,530,955
                                                                   ------------
                                                                   ------------


See accompanying independent auditors' report and notes.                       2

                                   THE SCHOMAC
                         MULTIFAMILY HOUSING PROPERTIES

    Notes to Combined Statement of Gross Income and Direct Operating Expenses

                      For the Year Ended December 31, 1993


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION

         The Combined Statement of Gross Income and Direct Operating Expenses ("Combined Historical Summary") includes the operations of seven multifamily properties (the "Properties") controlled by The Schomac Group, Inc. and is prepared in contemplation of an acquisition by a publicly held company. Certain expenses which would not be comparable to the proposed future operations of the Properties have been excluded from the Combined Historical Summary in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. The primary expenses which have been excluded are depreciation, amortization, land leases and mortgage interest.

         ORGANIZATION

         The Properties which are located in Tucson, Arizona are listed below:

                                                          Year                         Square
                        Property Name                     Built          Units         Footage
               ---------------------------------------   -------        -------       ---------
               Camino Seco Village Apartments             1985              168         150,920
               Casas Lindas Apartments                    1987              144         150,080
               Colonia del Rio Apartments                 1985              176         177,760
               Fountain Plaza Apartments                  1975              197         106,978
               Hacienda del Rio Apartments                1983              248         152,504
               Oracle Village Apartments                  1983              144         129,336
               Spring Hill Apartments                     1987              224         175,520
                                                                        -------       ---------
                                                                          1,301       1,043,098
                                                                        -------       ---------
                                                                        -------       ---------


         INCOME RECOGNITION

         Rental income attributable to residential leases is recorded when earned. Other operating income includes nonrefundable deposits, forfeited security deposits, late charges, vending and laundry revenues, damage charges, and miscellaneous reimbursements from tenants.

         CAPITALIZATION POLICY

         Replacements and improvements with estimated useful lives greater than one year were capitalized and have been excluded from the Combined Historical Summary. These costs include, but are not limited to, floor coverings (carpet, tile and vinyl), interior and exterior painting, window coverings, appliances, tools, recreational equipment, refurbishments and the salaries, benefits and related burden of employees who installed or constructed the above. Capitalized costs in the aggregate and per unit during the year ended December 31, 1993 were $760,587 ($585 per unit).

                                   THE SCHOMAC
                         MULTIFAMILY HOUSING PROPERTIES

    Notes to Combined Statement of Gross Income and Direct Operating Expenses


NOTE 2 - TRANSACTIONS WITH AFFILIATES

         Operations of the Properties are managed by Schomac Property Management, Inc. ("SPM"), an affiliate of the owners of the Properties. SPM is paid a monthly fee based on a percentage of rental and other operating revenues collected. Management fees associated with the Properties aggregated $335,091 for the year ended December 31, 1993.

                                                                      SCHEDULE 1



                         CAMINO SECO VILLAGE APARTMENTS

             Statement of Gross Income and Direct Operating Expenses

                      For the Year Ended December 31, 1993


Gross Income:

  Rental income                                                    $    966,876
  Other operating income                                                 32,723
                                                                   ------------
                                                                        999,599
                                                                   ------------

Direct Operating Expenses:

  Salaries, benefits, and related burden                                116,405
  Utilities                                                              58,247
  Real estate taxes                                                      78,720
  Maintenance and repairs                                                47,670
  Management fees                                                        45,016
  Marketing                                                              32,994
  Property insurance                                                      7,483
  General and administrative                                              9,801
                                                                   ------------
                                                                        396,336
                                                                   ------------

Excess of Gross Income over Direct
  Operating Expenses                                               $    603,263
                                                                   ------------
                                                                   ------------

Capitalized costs                                                  $    144,852
                                                                   ------------
                                                                   ------------


See accompanying independent auditors' report and notes.                       5

                                                                      SCHEDULE 2



                             CASAS LINDAS APARTMENTS

             Statement of Gross Income and Direct Operating Expenses

                      For the Year Ended December 31, 1993


Gross Income:

  Rental income                                                    $  1,006,169
  Other operating income                                                 23,186
                                                                   ------------
                                                                      1,029,355
                                                                   ------------

Direct Operating Expenses:

  Salaries, benefits, and related burden                                 84,025
  Utilities                                                              65,707
  Real estate taxes                                                      81,248
  Maintenance and repairs                                                49,563
  Management fees                                                        30,649
  Marketing                                                              19,819
  Property insurance                                                      7,461
  General and administrative                                             13,737
                                                                   ------------
                                                                        352,209
                                                                   ------------

Excess of Gross Income over Direct
  Operating Expenses                                               $    677,146
                                                                   ------------
                                                                   ------------

Capitalized costs                                                  $     62,493
                                                                   ------------
                                                                   ------------


See accompanying independent auditors' report and notes.                       6

                                                                      SCHEDULE 3



                           COLONIA DEL RIO APARTMENTS

             Statement of Gross Income and Direct Operating Expenses

                      For the Year Ended December 31, 1993


Gross Income:

  Rental income                                                    $  1,151,085
  Other operating income                                                 28,649
                                                                   ------------
                                                                      1,179,734
                                                                   ------------

Direct Operating Expenses

  Salaries, benefits, and related burden                                121,323
  Utilities                                                              68,533
  Real estate taxes                                                      97,611
  Maintenance and repairs                                                33,673
  Management fees                                                        53,088
  Marketing                                                              23,167
  Property insurance                                                      8,748
  General and administrative                                             11,575
                                                                   ------------
                                                                        417,718
                                                                   ------------

Excess of Gross Income over Direct
  Operating Expenses                                               $    762,016
                                                                   ------------
                                                                   ------------

Capitalized costs                                                  $     98,595
                                                                   ------------
                                                                   ------------


See accompanying independent auditors' report and notes.                       7

                                                                      SCHEDULE 4



                            FOUNTAIN PLAZA APARTMENTS

             Statement of Gross Income and Direct Operating Expenses

                      For the Year Ended December 31, 1993


Gross Income:

  Rental income                                                    $    794,384
  Other operating income                                                 42,991
                                                                   ------------
                                                                        837,375
                                                                   ------------

Direct Operating Expenses:

  Salaries, benefits, and related burden                                108,835
  Utilities                                                             103,767
  Real estate taxes                                                      44,638
  Maintenance and repairs                                                38,821
  Management fees                                                        37,682
  Marketing                                                              27,240
  Property insurance                                                      4,774
  General and administrative                                             12,720
                                                                   ------------
                                                                        378,477
                                                                   ------------

Excess of Gross Income over Direct
  Operating Expenses                                               $    458,898
                                                                   ------------
                                                                   ------------

Capitalized costs                                                  $    209,541
                                                                   ------------
                                                                   ------------


See accompanying independent auditors' report and notes.                       8

                                                                      SCHEDULE 5



                           HACIENDA DEL RIO APARTMENTS

             Statement of Gross Income and Direct Operating Expenses

                      For the Year Ended December 31, 1993


Gross Income:

  Rental income                                                    $  1,101,999
  Other operating income                                                 65,886
                                                                   ------------
                                                                      1,167,885
                                                                   ------------

Direct Operating Expenses:

  Salaries, benefits, and related burden                                146,249
  Utilities                                                              75,800
  Real estate taxes                                                      86,334
  Maintenance and repairs                                                36,399
  Management fees                                                        75,545
  Marketing                                                              24,082
  Property insurance                                                      7,298
  General and administrative                                             12,061
                                                                   ------------
                                                                        463,768
                                                                   ------------

Excess of Gross Income over Direct
  Operating Expenses                                               $    704,117
                                                                   ------------
                                                                   ------------

Capitalized costs                                                  $    129,441
                                                                   ------------
                                                                   ------------


See accompanying independent auditors' report and notes.                       9

                                                                      SCHEDULE 6



                            ORACLE VILLAGE APARTMENTS

             Statement of Gross Income and Direct Operating Expenses

                      For the Year Ended December 31, 1993


Gross Income:

  Rental income                                                    $    865,584
  Other operating income                                                 29,992
                                                                   ------------
                                                                        895,576
                                                                   ------------

Direct Operating Expenses:

  Salaries, benefits, and related burden                                 82,465
  Utilities                                                              65,841
  Real estate taxes                                                      66,286
  Maintenance and repairs                                                60,763
  Management fees                                                        40,418
  Marketing                                                              21,395
  Property insurance                                                      7,165
  General and administrative                                              7,818
                                                                   ------------
                                                                        352,151
                                                                   ------------

Excess of Gross Income over Direct
  Operating Expenses                                               $    543,425
                                                                   ------------
                                                                   ------------

Capitalized costs                                                  $     76,894
                                                                   ------------
                                                                   ------------


See accompanying independent auditors' report and notes.                      10

                                                                      SCHEDULE 7



                              SPRINGHILL APARTMENTS

             Statement of Gross Income and Direct Operating Expenses

                      For the Year Ended December 31, 1993


Gross Income:

  Rental income                                                    $  1,176,103
  Other operating income                                                 35,432
                                                                   ------------
                                                                      1,211,535
                                                                   ------------

Direct Operating Expenses:

  Salaries, benefits and related burden                                 128,270
  Utilities                                                              63,119
  Real estate taxes                                                      96,569
  Maintenance and repairs                                                34,530
  Management fees                                                        52,693
  Marketing                                                              37,010
  Property insurance                                                      6,672
  General and administrative                                             10,582
                                                                   ------------
                                                                        429,445
                                                                   ------------

Excess of Gross Income over Direct
  Operating Expenses                                               $    782,090
                                                                   ------------
                                                                   ------------

Capitalized costs                                                  $     39,771
                                                                   ------------
                                                                   ------------




See accompanying independent auditors' report and notes.                      11